UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

Ryerson Holding Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34735	26-1251524
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

227 W. Monroe St. 27th Floor
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 292-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value, 100,000,000 shares authorized	RYZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 30, 2026, the stockholders of Ryerson Holding Corporation (the “Company”) approved the Ryerson Holding Corporation Third Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”), which, among other things, (i) increased the number of shares of common stock, par value $0.01 per share (“Common Stock”), reserved for issuance under the Plan by 1,500,000 shares, (ii) increased the number of shares of Common Stock available for grant pursuant to incentive stock options by an equivalent amount, and (iii) extended the expiration date of the Plan to April 29, 2036, the day immediately before the tenth (10th) anniversary of the date on which the Board of Directors of the Company (the “Board”) approved the Plan. The details of the Plan are described in greater detail in the Company’s definitive proxy statement for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), filed with the Securities and Exchange Commission on March 18, 2026 (the “Proxy Statement”), under the caption “Approval of the Third Amended and Restated Ryerson Holding Corporation 2014 Omnibus Incentive Plan,” which disclosure is incorporated herein by reference. The description of the Plan contained in the Proxy Statement is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Kirk K. Calhoun was not nominated for re-election to the Board at the Annual Meeting, and effective as of April 30, 2026, he ceased to serve as a director of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07, below, on April 30, 2026, at the Annual Meeting, upon the recommendation of the Board, the stockholders of the Company approved a proposal to amend and restate the Company’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”) to provide for the exculpation of certain of the Company’s officers in specific circumstances, as permitted by Delaware law.

The Amended and Restated Charter was filed with the Secretary of State of the State of Delaware on May 5, 2026 and was effective as of such date. The foregoing description of the Amended and Restated Charter is qualified in its entirety by the complete text of the Amended and Restated Charter, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated by reference in its entirety into this Item 5.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 30, 2026, the Company held the Annual Meeting. Following are the results of the matters voted on by shareholders at the Annual Meeting.

PROPOSAL 1: Election of Class III Directors

Name	For	Withheld/ Abstain	Broker Non-Votes
Jacob Kotzubei	37,225,663.60	8,366,787.00	2,677,333.00
Edward J. Lehner	45,065,686.60	526,764.00	2,677,333.00
Philip E. Norment	45,257,336.60	335,114.00	2,677,333.00

The following directors continued in office after the Annual Meeting: Court D. Carruthers, Bruce T. Crawford, Michelle Kumbier, Karen M. Leggio, Richard T. Marabito, Peter J. Scott, Michael D. Siegal and Richard P. Stovsky.

PROPOSAL 2: Ratification of the appointment of KPMG LLP as Ryerson’s independent registered public accounting firm for 2026.

For	Against	Abstain
48,197,166.60	36,093.00	36,524.00

PROPOSAL 3: Approval of the Third Amended and Restated 2014 Omnibus Incentive Plan;

For	Against	Abstain	Broker Non-Votes
31,049,818.60	14,482,704.00	59,928.00	2,677,333.00

PROPOSAL 4: Approval of the amendment to our amended and restated certificate of incorporation to provide for officer exculpation as permitted by Delaware Law;

For	Against	Abstain	Broker Non-Votes
38,925,844.60	6,634,381.00	32,225.00	2,677,333.00

PROPOSAL 5: The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of our named executive officers described under the heading Executive Compensation in our proxy statement (“say-on-pay” vote).

For	Against	Abstain	Broker Non-Votes
29,296,410.60	16,223,624.00	72,416.00	2,677,333.00

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

The following exhibits are being furnished or filed, as applicable, with this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description

3.1	Amended and Restated Certificate of Incorporation of Ryerson Holding Corporation.

10.1	Ryerson Holding Corporation Third Amended and Restated 2014 Omnibus Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON HOLDING CORPORATION

Date: May 6, 2026	By:	/s/ James. J. Claussen
Executive Vice President and Chief Financial Officer